Exhibit 99.1

                                     [LOGO]

For Immediate Release

Contacts:   Richard Gavino                        Virginia Stuart
            Chief Financial Officer               VP-Investor Relations
            Warrantech Corporation                Michael A. Burns & Associates
            817-785-1366                          214-521-8596
            richard_gavino@warrantech.com         vstuart@mbapr.com


                  WARRANTECH REPORTS THIRD QUARTER FISCAL 2004

             Fifteen Consecutive Quarters of Profitable Performance

BEDFORD, Texas - Feb. 12, 2004 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and aftermarket warranties, today reported profits for the fifteenth consecutive quarter. Net income reached $453,626 or $0.03 per diluted share for the company's third quarter fiscal 2004, which ended Dec. 31, 2003, compared to net income of $1,024,327 or $0.07 per diluted share in the same period a year ago.

         For the nine-month period, net income was $1,450,328 or $0.09 per diluted share, compared to net income of $2,627,213 or $0.17 per diluted share for the same period a year ago. The change in earnings for the third quarter and the nine-months of fiscal 2004, which ended Dec. 31, 2003, resulted from lower margins from segment mix and higher levels of net deferred revenue recognized last year.

      "Warrantech's financial performance was not what we had anticipated,"
                             said Joel San Antonio,

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Warrantech  chairman  and  chief  executive  officer.  "Although  growth  in our
International and Consumer Product business segments was robust, we did not anticipate such a dramatic downturn in car sales resulting in a downturn of vehicle contract sales. We are, however, addressing the weakness in automotive sales with the introduction of several new programs designed to expand our dealer base. Recently, Warrantech launched the Sterling Auto Warranty Plan, which offers extensive warranty coverage to used car buyers at an affordable cost. Other benefits offered under the Sterling program include Vehicle Title LLC's TitleGuard vehicle title insurance and road club services provided by Road America."

         "A second new and exciting automotive program is Warrantech's One World Warranty plan. This unique new program allows car buyers to customize a warranty based on the length of time and mileage limits that meet the buyer's driving habits and warranty needs. These new initiatives demonstrate Warrantech's ability to develop new programs, deliver top-rated service and generate profits for our dealers as well as our shareholders. Our ability to spot new trends and act quickly is the reason Warrantech's profitability continues," San Antonio said.

Gross Revenues

         Gross revenues for the third quarter ended Dec. 31, 2003, were $36,528,258, a decrease of 2 percent, compared to $37,386,939 for the same period last year. For the nine-month period ended Dec. 31, 2003, gross revenues were $118,956,537, up 8 percent compared to $109,745,414 in the corresponding nine-month period the previous year.

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         The Automotive  segment  reported gross revenues of $22,552,246  during the third quarter ended Dec. 31, 2003 compared to $25,080,875 in the prior year. The 10 percent decrease in Automotive gross revenue is due primarily to lower volumes caused by weakness in the company's core dealer business. For the nine months ended Dec. 31, 2003, the Automotive segment had gross revenues of $80,575,476, up 4 percent compared to $77,629,112 in the same period the prior year. The year-to-date increase in Automotive gross revenue is due to higher unit volumes in both the reinsurance business and from direct marketers.

         The International business segment had gross revenues of $2,103,230 for the third quarter 2004, up 32 percent compared to $1,592,983 in the same period the prior year. For the nine months ended Dec. 31, 2003, International had gross revenues of $6,664,611, a 62 percent increase compared to $4,106,799 in the prior year period. While gross revenues were down in Puerto Rico during the quarter due to the severance of the company's relationship with an automotive insurance carrier, higher sales volumes throughout South America and increased market penetration have maintained positive revenue growth.

         Consumer Products reported gross revenues of $12,082,939, during the third quarter 2004, up 12 percent compared to $10,785,133 in the corresponding 2003 quarter. For the nine-month period ended Dec. 31, 2003, Consumer Products reported gross revenues of $32,427,210, up 15 percent compared to $28,217,706 in the corresponding period the previous year. Increased sales from Warrantech's top customers continued to drive Consumer Products gross revenues.

Net Earned Administrative Fee

      Net earned administrative fees are gross revenues less direct costs, the combined sum of net

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premiums,  commissions and sales allowances plus or minus deferred revenue.  The net earned administrative fees for the third quarter ended Dec. 31, 2003 was $8,737,105, compared to $9,342,900 for the same period last year. For the nine months ended Dec. 31, 2003, the net earned administrative fee was $26,780,041 compared to $28,315,303 in the previous year. The reduction in net earned administrative fees for the third quarter and the first nine months of fiscal 2004 was due primarily to lower sales volumes in the Automotive segment and higher amounts of net deferred revenue recognized last year.

         The Automotive segment's net earned administrative fees were $2,564,490 compared to $4,103,519 in the same period in fiscal 2003. For the nine-month period ended Dec. 31, 2003, Automotive segment net earned administrative fees was $9,465,028, compared to $14,661,922 reported during the previous year. The decrease in the Automotive segment's net administrative fees during the third quarter and nine month periods ending Dec. 31, 2003 was due to weakness in its core business, lower margins due to product mix and lower net deferred revenues recognized during the period.

         The net earned administrative fees for the Consumer Products segment increased to $4,981,853 in the third quarter ended Dec. 31, 2003, compared to $4,439,082 for the same quarter the previous year. During the nine-month period ended Dec. 31, 2003, net earned administrative fees for the Consumer Products segment were $13,008,780, up 13 percent from $11,542,144 in the corresponding period for the prior year. The increase for the third quarter and nine months ended Dec. 31, 2003 was due to higher volumes from existing clients.

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         Net earned  administrative fees for the International segment increased to $1,068,840 in the third quarter 2004, up 23 percent from $872,352 during the same period in the prior year. Higher sales from existing clients in South
American markets offset lower sales in Puerto Rico due to the severance of Warrantech's relationship with a local insurance carrier. For the nine-month period ended Dec. 31, 2003, net earned administrative fees for the International segment increased 72 percent to $4,030,928 compared to $2,349,442 in the corresponding period in fiscal 2003. Higher sales volumes from new and existing clients in both South America and Puerto Rico and increased market penetration in Puerto Rico during the first half of fiscal 2004 are the reasons net earned administrative fees rose during the first nine months of fiscal 2004.

Service, Selling, General and Administrative (SG&A)

         SG&A expenses for the third quarter 2004 were up 2 percent to $7,582,779, compared to $7,404,622 in the corresponding quarter the previous year. Employee costs rose slightly to $4,348,042 during the third quarter fiscal 2004 compared to $4,299,213 in the comparable 2003 quarter as a result of higher health benefit costs. Rent expense also increased to $527,998 for the third quarter 2004 compared to $328,055 in the same 2003 quarter. The company's move to the new corporate headquarters in Bedford, Texas and the resulting overlap of leases is the reason for the increased rent expense.

         For  the  nine  months  ended  Dec.  31,  2003,   SG&A   expenses  were
$23,113,507, up 5 percent from $22,501,844 in the same period the prior year. Employee costs were $13,643,948 during the

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nine months of fiscal 2004 compared to  $13,201,200  in the  corresponding  2003 period. The rise in employee costs was due to higher health benefits costs and annual salary increases. Rent expense was up $567,734 as a result of the overlap in leases for the new corporate facility. However, lower legal and telephone expenses offset some of these increases. Litigation expense was down $884,419 due to the settlement of several lawsuits during fiscal 2003. Telephone expenses were $931,966, down 21 percent in the nine month period ended Dec. 31, 2003 compared to $1,180,464 in the prior year period due to Warrantech's ability to negotiate lower telephone rates and eliminate unnecessary data transmission lines following the company's move into the new corporate headquarters.

Income from Operations

         Income from operations for the third quarter 2004 was $270,433, compared to $1,102,851 in the comparable 2003 quarter. For the nine months ended Dec. 31, 2003, income from operations was $701,668, compared to $2,933,378 in the prior year period. The decrease in income from operations for the third quarter and the nine-month period of fiscal 2004 was primarily the result of decreased gross revenues in the company's automotive business segment and the increase in SG&A discussed above.

Other Matters

         On January 16, 2004 as part of the Reliance Insurance Inc. bankruptcy settlement, Butler Financial Solutions, LLC, acquired Reliance Warranty Company
(RWC). Through Dec. 31, 2003,

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Warrantech  loaned Butler  $20,731,095.  Of that amount,  RWC's  obligation  was
$13,320,598. On Jan. 20, 2004, Warrantech collected $13,910,622 from RWC, which is reflected as a "Loan Receivable" on the Consolidated Balance Sheet. The cash received from RWC was partially used to reduce its insurance premium payables and increase available working capital. The remaining loan amount due from Butler of $7,410,497 at Dec. 31, 2003 is classified as "Notes Receivable" on the Consolidated Balance Sheet.

About Warrantech:

Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, jewelry, musical instruments, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access http://www.warrantech.com/.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the Company's programs, (d) regulatory or legal changes affecting the Company's business, (e) loss of business from or significant change in relationship with, any major customer of the Company, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes,
(h) adverse outcomes of litigation, (i), if any of the insurance companies, which insure the service contracts, marketed and administered by the Company were unable to pay the claims under the service contracts, it could have a materially adverse effect on the Company's business,(j),if Butler Financial Solutions, LLC is unable to cover the claims previously insured by Reliance Insurance Companies, or if the Company's current insurance carrier ceases to provide credit to the Company in order to fund any shortfalls

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required by Butler;  since  management  is not able to determine  the  Company's potential claims  liability,  if any, under such contracts,  the Company has not taken a reserve for claims losses for which the Company may ultimately be liable, (k) the effect on future periods resulting from the Company's change in accounting policy with respect to the timing of recognition a portion of its revenues from the administration of service contracts (l) the non-payment of notes due from an officer and two directors of the Company in 2007 (m) the outcome of the review currently being conducted by the SEC staff of the Company's financial statements and related disclosures, and (n) the Company's ability to expand its core business and to increase its profit margin on its
overall  business.   Should  one  or  more  of  these  or  any  other  risks  or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows or the Company's financial condition may vary materially from those anticipated, estimated or expected.

                                      # # #

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                  For the Three Months Ended                For the Nine Months Ended
                                                         December 31,                             December 31,
                                               ----------------------------------      ------------------------------------
                                                      2003              2002                     2003               2002
                                               ----------------   ---------------      ----------------    ----------------
Earned administrative fee (net of
    amortization of deferred costs)                 $8,737,105        $9,342,900           $26,780,041         $28,315,303
                                               ----------------   ---------------      ----------------    ----------------
Costs and expenses
   Service, selling, and general and
       Administrative                                7,582,779         7,404,622            23,113,507          22,501,844
   Provision for bad debt expense                      165,000                 -               425,000                   -
   Depreciation and amortization                       718,893           835,427             2,539,866           2,880,081
                                               ----------------   ---------------      ----------------    ----------------
Total costs and expenses                             8,466,672         8,240,049            26,078,373          25,381,925
                                               ----------------   ---------------      ----------------    ----------------

Income from operations                                 270,433         1,102,851               701,668           2,933,378

Other income                                           484,306           228,900             1,377,032             795,409
                                               ----------------   ---------------      ----------------    ----------------

Income before provision for income taxes               754,739         1,331,751             2,078,700           3,728,787
Provision for income taxes                             301,113           307,424               628,372           1,101,574
                                               ----------------   ---------------      ----------------    ----------------

Net income                                            $453,626        $1,024,327            $1,450,328          $2,627,213
                                               ================   ===============      ================    ================


Earnings per share:

    Basic                                                $0.03             $0.07                 $0.09               $0.17
                                               ================   ===============      ================    ================
    Diluted                                              $0.03             $0.07                 $0.09               $0.17
                                               ================   ===============      ================    ================

Weighted average number of shares outstanding:

    Basic                                           15,357,385        15,359,337            15,331,253          15,341,936
                                               ================   ===============      ================    ================
    Diluted                                         15,686,552        15,643,719            15,682,616          15,484,687
                                               ================   ===============      ================    ================

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                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                          (Unaudited)
                                                                                          December 31,        March 31,
                                                                                             2003               2003
                                                                                       ------------------  ---------------
           A S S E T S

           Current assets:

           Cash and cash equivalents                                                          $2,973,860       $5,478,095
           Investments in marketable securities                                                1,657,912          843,980

           Accounts receivable, (net of allowances of
              $640,607 and $230,064, respectively)                                            27,001,188       22,008,608
           Loan receivable - Butler Financial Solutions, Inc.                                 13,320,598        8,612,678
           Other receivables, net                                                              6,773,077        5,299,887
           Deferred income taxes                                                               1,872,574        2,098,171
           Employee receivables                                                                   58,834           73,833
           Prepaid expenses and other current assets                                           1,257,298        1,218,392
                                                                                       ------------------  ---------------
              Total current assets                                                            54,915,341       45,633,644
                                                                                       ------------------  ---------------

           Property and equipment, net                                                         6,272,229        8,296,313

           Other assets:

           Excess of cost over fair value of assets acquired
              (net of accumulated amortization of $5,825,405)                                  1,637,290        1,637,290
           Deferred income taxes                                                                 650,704          800,406
           Deferred direct costs                                                               5,312,889        9,972,309
           Investments in marketable securities                                                  710,820        1,355,263
           Restricted cash                                                                       825,000          825,000
           Split dollar life insurance policies                                                  877,126          877,126
           Notes receivable                                                                    7,387,250        5,411,653
           Other assets                                                                           42,872           47,124
                                                                                       ------------------  ---------------
                     Total other assets                                                       17,443,951       20,926,171
                                                                                       ------------------  ---------------
                               Total Assets                                                  $78,631,521      $74,856,128
                                                                                       ==================  ===============

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                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                  (Unaudited)
                                                                                  December 31,        March 31,
                                                                                     2003               2003
                                                                               -----------------  ------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt and capital lease obligations                     $707,587            $802,070
Insurance premiums payable                                                           44,101,500          36,070,992
Income taxes payable                                                                    178,283              81,236
Accounts and commissions payable                                                      7,226,472           8,118,371
Accrued expenses and other current liabilities                                        4,991,711           3,534,106
                                                                               -----------------  ------------------
   Total current liabilities                                                         57,205,553          48,606,775
                                                                               -----------------  ------------------

Deferred revenues                                                                     8,816,766          15,065,547
Long-term debt and capital lease obligations                                          1,122,976           1,218,670
Deferred rent payable                                                                   365,689             417,720
                                                                               -----------------  ------------------
   Total liabilities                                                                 67,510,984          65,308,712
                                                                               -----------------  ------------------

Commitments and contingencies                                                                --                  --

Stockholders' equity:

   Preferred stock - $.0007 par value authorized - 15,000,000
     Shares issued - none at Dec. 31, 2003 and Mar. 31, 2003                                 --                  --
   Common stock - $.007 par value authorized - 30,000,000
     Shares issued - 16,558,988 shares at Dec. 31, 2003 and
     16,530,324 shares at March 31,2003                                                 115,915             115,714
   Additional paid-in capital                                                        23,779,669          23,760,809
   Loans to directors and officers                                                 (10,676,516)        (10,462,094)
   Accumulated other comprehensive income (loss), net of taxes                           34,070           (196,974)
   Retained earnings                                                                  2,054,956             604,631
                                                                               -----------------  ------------------
                                                                                     15,308,094          13,822,086
Treasury stock - at cost, 1,187,607 shares at Dec. 31, 2003
 and 1,249,690 shares at March 31, 2003                                             (4,187,557)         (4,274,670)
                                                                               -----------------  ------------------
        Total Stockholders' Equity                                                   11,120,537           9,547,416
                                                                               -----------------  ------------------

        Total Liabilities and Stockholders' Equity                                  $78,631,521         $74,856,128
                                                                               =================  ==================